As filed with the Securities and Exchange Commission on September 8, 2023.

Registration No. 333-258140

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

F45 TRAINING HOLDINGS INC.

(Exact name of Registrant as specified in its charter)

Delaware	7997	84-2529722
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

F45 Training Holdings Inc.

3601 South Congress Avenue, Building E

Austin, Texas 78704

(737) 787-1955

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

F45 Training Holdings Inc. 2021 Equity Incentive Plan

Restricted Stock Units

(Full Title of the Plans)

Tom Dowd

President and Chief Executive Officer

F45 Training Holdings Inc.

3601 South Congress Avenue, Building E

Austin, Texas 78704

(737) 787-1955

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Peter W. Wardle

Daniela L. Stolman

Gibson, Dunn & Crutcher LLP

333 South Grand Avenue

Los Angeles, CA 90071

(213) 229-7242

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES

This post-effective amendment (the “Post-Effective Amendment”) relates to the Registration Statement on Form S-8 (File No. 333-258140) (the “Registration Statement”) originally filed with the U.S. Securities and Exchange Commission on July 23, 2001, registering an aggregate of (i) 5,000,000 shares (the “Plan Shares”) of the Registrant’s common stock, par value $0.00005 per share ( “Common Stock”), available for issuance pursuant to future awards to eligible persons under the F45 Training Holdings Inc. 2021 Equity Incentive Plan (the “Plan”) and (ii) 2,738,648 shares of Common Stock issuable pursuant to outstanding restricted stock units (collectively with the Plan Shares, the “Shares”) granted outside of the Plan pursuant to that certain Promotional Agreement, dated as of March 15, 2019, by and between the Company and the selling stockholder named therein.

The Post-Effective Amendment is being filed by the Registrant to withdraw and remove from registration all of the Shares that remain unsold under the Registration Statement. In accordance with an undertaking made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the Shares registered under the Registration Statement that remain unsold at the termination of the offering, the Registrant hereby removes from registration all of the Shares registered but unsold under the Registration Statement as of the date hereof, if any. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on September 8, 2023.

F45 TRAINING HOLDINGS INC.

By:	/s/ Tom Dowd
Name: Tom Dowd Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, the following persons have signed this Registration Statement in the capacities and on the date indicated.

Name	Title	Date

/s/ Tom Dowd	Chief Executive Officer and Director (Principal Executive Officer)	September 8, 2023
Tom Dowd

/s/ Patrick Grosso	Interim Chief Financial Officer (Principal Accounting and Financial Officer)	September 8, 2023
Patrick Grosso

/s/ Timothy Bernlohr	Director	September 8, 2023
Timothy Bernlohr

/s/ Eugene Davis	Director	September 8, 2023
Eugene Davis

/s/ James Feltman	Director	September 8, 2023
James Feltman

/s/ Lisa Gavales	Director	September 8, 2023
Lisa Gavales

	Director	September 8, 2023
Adam J. Gilchrist

/s/ Elizabeth Josefsberg	Director	September 8, 2023
Elizabeth Josefsberg

/s/ Richard Monje	Director	September 8, 2023
Richard Monje

	Director	September 8, 2023
Anthony Pasqua

/s/ Michael T. Raymond	Director	September 8, 2023
Michael T. Raymond

/s/ Steven Scheiwe	Director	September 8, 2023
Steven Scheiwe

	Director	September 8, 2023
Mark Wahlberg

/s/ Raphael Wallander	Director	September 8, 2023
Raphael Wallander